Exhibit 10.4

Form of Ensco plc 2012 Long-Term Incentive Plan
Employee
Terms and Conditions Acceptance Agreement
You have been granted the following award of restricted Class A ordinary shares, nominal value US$0.10 per share (“Restricted Shares”), in Ensco plc (the “Company”) pursuant to the Ensco plc 2012 Long-Term Incentive Plan (the “Plan”):
Name of Participant:                    [insert name]
Total Number of Shares Granted:            [insert # shares]
Type of Grant:                        Restricted Shares
Date of Grant:                        [insert date]
Vesting Commencement Date:            [insert date]
Vesting Schedule:                    33-1/3% per year for 3 years
The terms of the grant referenced herein are subject to the provisions of the Plan and the Restricted Share Award Agreement Terms and Conditions. The Restricted Share Award Agreement Terms and Conditions are provided herewith. The Plan and Plan prospectus are available to you through the Corporate Compensation Department in Houston and may be accessed on the Merrill Lynch Benefits OnLine® website.
The income resulting from the grant is subject to the Plan’s withholding provisions and the Company’s procedures regarding taxation on equity awards.
You must continue as an employee of the Company or a subsidiary of the Company in order to become vested in the Shares subject to this grant. The Shares subject to this grant that have not become vested under the three-year Vesting Schedule will be forfeited if you cease to be an employee with the Company or a subsidiary of the Company prior to the third anniversary of the Date of Grant. You hereby agree that any director or officer of the Company may take such steps and execute such documents as such director or officer shall consider necessary or desirable to procure the transfer of the Shares on any forfeiture event to the trustees of the Ensco plc Employee Benefit Trust (the “Trust”) or an account held for benefit of the trustees of the Trust. Without limitation, you irrevocably appoint any director or officer of the Company as your attorney to procure the transfer of shares to the trustees of the Trust or an account held for benefit of the trustees of the Trust to facilitate any such forfeiture. The forfeiture restrictions applicable to the Shares subject to this grant are subject to automatic waiver and earlier vesting under specified circumstances. Furthermore, the value of benefits received within one year before or after the termination of your employment are subject to the “Return of Proceeds” provisions which apply to these grants in the event you engage in competitive activity within the one-year period following your termination, as further described in Section 11 of the Restricted Share Award Agreement Terms and Conditions.
By signing this Acceptance Agreement, you agree to accept the above grant under and pursuant to the provisions of the Plan, as well as the Restricted Share Award Agreement Terms and Conditions. Your signature also serves to acknowledge receipt of the Ensco plc 2012 Long-Term Incentive Plan Summary and the Restricted Share Award Agreement Terms and Conditions.

Please return this original signed document to the Corporate Compensation Department in Houston in the enclosed envelope no later than [insert date].

ACCEPTED AND AGREED

_______________________________
[insert name], Participant

__________________ [insert year]

ENSCO plc
2012 LONG-TERM INCENTIVE PLAN
THREE-YEAR VESTING PERIOD
RESTRICTED SHARE AWARD AGREEMENT
TERMS AND CONDITIONS
The Board of Directors (the “Board”) of Ensco plc, a public limited company incorporated under the laws of England and Wales (the “Company”), has adopted the Ensco plc 2012 Long-Term Incentive Plan (the “Plan”). In furtherance of the purposes of the Plan and pursuant thereto, a Restricted Share Award has been granted to the Participant as specifically described in the Terms and Conditions Acceptance Agreement (the “Acceptance Agreement”) which must be executed by the Participant by the date specified in the Acceptance Agreement to reflect his or her acceptance of the following Terms and Conditions:
1.Award of Restricted Shares. The Company hereby grants an award (the “Award”) to the Participant, subject to the terms, conditions and restrictions set forth in the Plan and those specified herein, the number of Shares specified in the Acceptance Agreement (the “Restricted Shares”), which Shares shall be fully paid up.
The Acceptance Agreement and the terms, conditions and restrictions set forth herein, including the Appendix attached hereto, shall collectively constitute the Award Agreement (the “Agreement”) for this Award of Restricted Shares.
2.    Restrictions; Restriction Period; Vesting. The Restricted Shares awarded hereunder may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner during the Restriction Period, which begins on the Date of Grant and ends with respect to a portion of the Restricted Shares on the vesting dates specified in this Section 2, other than by the executor or administrator of the Participant’s estate in the event of the Participant’s death. The Restricted Shares awarded hereunder shall not be assignable by operation of law or subject to execution, attachment or similar process. Any attempted sale, pledge, assignment, hypothecation, transfer or other disposition of the Restricted Shares contrary to the provisions of this Agreement or the Plan and the levy of any execution, attachment or similar process upon the Restricted Shares shall be null and void and without force or effect. No transfer of the Restricted Shares by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer. The transfer to the executor or administrator of the Participant’s estate shall be binding upon the executors, administrators, heirs and successors of the Participant.
These restrictions shall be released, and all right, title and interest to the Restricted Shares shall vest in the Participant, at the rate of thirty-three and one-third percent (33-1/3%) of the original number of Restricted Shares (subject to adjustment pursuant to Section 11(a) of the Plan) per year on the successive anniversaries of the Date of Grant (each, a “Vesting Date”) and shall be fully vested on the third anniversary of the Date of Grant. The vesting and the waiver of the restrictions on the Restricted Shares shall be subject to acceleration on the terms and conditions stated in the

Plan and in Section 5 hereof. Restricted Shares shall become “Vested Shares” upon release of the restrictions on the Vesting Date with respect to such Shares.
3.    Deposit of Restricted Shares; Release of Shares. Restricted Shares shall be held (i) in escrow by the designee of the Company until the Vesting Date with respect to such Shares, or (ii) pursuant to such other arrangement in order to ensure compliance with the restrictions. Any such designee shall be considered the Plan “Administrator” with respect to any and all duties, responsibilities and functions delegated to it by the Company. Subject to prior compliance with Section 10 below, once Restricted Shares granted hereby become Vested Shares, the Plan Administrator shall arrange for the transfer of such Vested Shares to the Participant.
4.    Rights with Respect to Restricted Shares. The Participant shall have the right to receive all dividends and other distributions paid with respect to the Restricted Shares and may exercise full voting rights in connection with such Shares. All rights with respect to, or in connection with, the Restricted Shares shall be exercisable during the Participant’s lifetime only by the Participant.
5.    Termination of Employment.
(a)    If the Participant ceases to perform Services for the Company and its Subsidiaries as a result of his or her Retirement on or after his or her Normal Retirement Age during the Restriction Period, all of the restrictions remaining on all of the Restricted Shares shall be automatically waived on such Participant’s actual normal retirement date and all of such Restricted Shares shall become Vested Shares.
(b)    If the Participant ceases to perform Services for the Company and its Subsidiaries as a result of his or her termination of employment by the Company without Cause (as defined below) or by the Participant for Good Reason (as defined below) during the Restriction Period, then the restrictions remaining on 20% of the total number of Restricted Shares governed by this Agreement shall be automatically waived on such Participant’s termination of employment and that 20% of the Restricted Shares governed hereby shall become Vested Shares.
(c)    If the Participant is unable to continue to perform Services for the Company and its Subsidiaries by reason of his or her death or Permanent and Total Disability during the Restriction Period, the restrictions remaining on the Restricted Shares shall be automatically waived on the date of such Participant’s death or Participant’s termination date due to Permanent and Total Disability to the extent that such restrictions would have terminated automatically on the three anniversary dates of the Date of Grant next succeeding such Participant’s date of death or Participant’s termination date due to Permanent and Total Disability (to the extent a Vesting Date) and all of the Restricted Shares with respect to which such restrictions are hereby waived shall become Vested Shares. If a Participant’s employment is terminated during the Restriction Period because of his or her death, any earlier payment provided by the Company in settlement of this Award shall be made to the executor or administrator of the Participant’s estate. All remaining Restricted Shares that are still subject to restrictions shall be forfeited automatically and returned to the Ensco plc Employee Benefit Trust (the “Trust”) or retained by the Administrator in an account on behalf of the Trust, unless this forfeiture provision is waived in accordance with the Plan.
(d)    Except as provided in Section 5(e) hereof, if the Participant ceases to perform Services for the Company and its Subsidiaries for any reason other than Retirement on or after his or her Normal Retirement Age, Permanent and Total Disability, or death during the Restriction Period, all remaining Restricted Shares that are still subject to restrictions on the date his or her Services cease shall be forfeited automatically and returned to the Trust or retained by the Administrator in an account on behalf of the Trust, unless, in the event of an involuntary termination of the Participant’s Services, this forfeiture provision is waived. In the case of such waiver, all of the restrictions with respect to such Restricted Shares are hereby waived and the Restricted Shares shall become Vested Shares. By accepting this Award, the Participant hereby agrees that, and shall be taken to have authorized that, any director or officer of the Company may take such steps and execute such documents as such director or officer shall consider necessary or desirable to procure the transfer of the Shares to the trustees of the Trust or an account held for benefit of the trustees of the Trust. Without limitation, the Participant irrevocably appoints any director or officer of the Company as his or her attorney to procure the transfer of shares to the trustees of the Trust or an account held for benefit of the trustees of the Trust.
(e)    Notwithstanding the foregoing and subject to the provisions of this Section 5(e), in the event of a Change in Control (as defined below) and the subsequent termination of the Participant’s Services with the Company and its Subsidiaries by the Company or one of its Subsidiaries without Cause, or the subsequent termination of the Participant’s Services with the Company and its Subsidiaries by the Participant within thirty (30) days of his or her discovery of the occurrence of one or more events which constitute Good Reason, in either case within two (2) years following such Change in Control, all of the restrictions remaining on all of the Restricted Shares shall be automatically waived on the date his or her Services terminates, and all of such Shares shall become Vested Shares. In the event of the occurrence of any event which constitutes Good Reason and in the event the Participant wishes to resign from his or her employment on the basis of the occurrence of such event, the Participant shall give notice of his or her proposed resignation, and the successor corporation shall have a period of thirty (30) days following its receipt of such notice to remedy the breach or occurrence giving rise to such proposed resignation. In the event the successor corporation fails to so remedy said breach or occurrence by expiration of said thirty (30)-day period, the Participant shall be deemed to have resigned from his or her employment for Good Reason pursuant to this Section 5(e) and shall be treated as if his or her employment has been terminated without Cause and he or she shall be entitled to the treatment of his or her Restricted Shares described in this Section 5(e).
For purposes of this Section 5(e), a “Change in Control” shall have the meaning set forth in the employment agreement entered into between the Participant and the Company dated May 3, 2014 (the “Employment Agreement”)
For purposes of this Agreement, “Cause” is defined as a termination of employment by the Company for any reason enumerated in Section 18.1(a) through (l) of the Employment Agreement.
For purposes of this Agreement, “Good Reason” shall have the meaning set forth in the Employment Agreement.
6.    Effect of Company Blackout Periods. The Company has established the Ensco Securities Trading Policy and Procedure (the “Policy”) relative to disclosure and trading on inside information as described in the Policy. Under the Policy, directors, officers and managers (as defined in the Policy) of the Company are prohibited from trading Company securities during certain “blackout periods” as described in the Policy. In respect to any Participant subject to the Policy, if the date on which any Restriction Period will lapse and as a result of which Restricted Shares will become Vested Shares falls within a blackout period imposed by the Policy, the date described in this sentence shall automatically be extended by this Section 6 to the second U.S. business day immediately following the last day of the applicable blackout period. The Committee shall interpret and apply the extension automatically provided by the preceding sentence to ensure that in no event shall any Restriction Period lapse during an imposed blackout period. If, however, the Policy is subsequently amended after the Date of Grant of this Award, the automatic extension of any date in accordance with the preceding sentences shall be rescinded or otherwise adjusted automatically in accordance with the Policy, as amended, and the Committee shall interpret this Section 6 to ensure its compliance with the Policy, as amended.
7.    Employment Relationship. For purposes of this Agreement, the Participant shall be considered to be in the employment of the Company or a Subsidiary, as applicable, as long as the Participant continues performing Services for the Company or a Subsidiary and the relationship between the Participant and the Company or a Subsidiary, as applicable, is the legal relationship of employer and employee within the meaning of Section 3401(c) of the Code or according to local employment laws in any non-U.S. jurisdiction in which the Participant is employed, as applicable. Any question as to whether and when there has been a termination of such continuous Services as an Employee for purposes of this Agreement, and the cause of such termination for purposes of this Agreement, shall be determined by the Committee, and its determination shall be final, conclusive and binding.
8.    Nature of Grant. In accepting this Award, the Participant acknowledges, understands and agrees that:
(a)    The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.
(b)    The grant of this Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Shares or benefits in lieu of Restricted Shares, even if Restricted Shares or other awards have been granted in the past.
(c)    All decisions with respect to future grants of Restricted Shares or other awards, if any, will be at the sole discretion of the Company.
(d)    This Award and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company or any of its Subsidiaries and shall not interfere with the ability of the Company or any of its Subsidiaries, as applicable, to terminate the Participant’s employment or service relationship (if any).
(e)    The Participant is voluntarily participating in the Plan.
(f)    This Award and the Shares subject to this Award are not intended to replace any pension rights or compensation.
(g)    This Award and the Shares subject to this Award, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments.

(h)    The future value of the Shares subject to this Award is unknown, indeterminable and cannot be predicted with certainty.
(i)    No claim or entitlement to compensation or damages shall arise from forfeiture of this Award resulting from the Participant ceasing to provide employment or other services to the Company or any of its Subsidiaries (for any reason whatsoever, whether or not is later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any). In consideration of the grant of this Award to which the Participant is otherwise not entitled, the Participant irrevocably agrees other than in the event of Company’s breach of this Agreement, to (i) not institute any claim against the Company or any of its Subsidiaries in connection with this Agreement, (ii) waive the ability, if any, to bring any such claim and (iii) release the Company and its Subsidiaries from any such claim. If, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.
(j)    Unless otherwise provided in the Plan or by the Company in its discretion, this Award and the benefits evidenced by this Agreement do not create any entitlement to have this Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out, or substituted for, in connection with any corporate transaction affecting the Shares; and
(k)    The following provisions apply only if the Participant is providing services outside the United States:
(i)    this Award and the Shares subject to this Award are not part of normal or expected compensation or salary for any purpose; and
(ii)    the Participant acknowledges and agrees that neither the Company nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of this Award or any amounts due to the Participant with respect to the settlement of this Award or any subsequent sale of any Shares acquired pursuant to this Award.
9.    Tax Consequences; No Advice Regarding Grant. The issuance of Vested Shares released from the forfeiture restrictions will have tax consequences for a Participant who is subject to U.S. federal taxation under the Code. The Award, the issuance of Restricted Shares and/or the issuance of Vested Shares released from the forfeiture restrictions may also have tax consequences for Participants who are subject to taxation in other jurisdictions.
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the Shares subject to this Award.
THE PARTICIPANT IS HEREBY ADVISED TO CONSULT WITH HIS OR HER OWN PERSONAL TAX, LEGAL AND FINANCIAL ADVISERS REGARDING HIS OR HER PARTICIPATION IN THE PLAN AND ANY TAX OR OTHER CONSEQUENCES ASSOCIATED WITH THIS AWARD.

10.    Tax Withholding. To the extent that the Participant is subject to withholding of federal, state, or local income taxes and/or other taxes or social insurance contributions imposed by the country of residence or citizenship of the Participant or the country or residence of the Company or its Subsidiary which has the legal relationship of employer and employee with the Participant or is obligated to the Company or any of its Subsidiaries under the Company’s tax equalization or hypothetical tax policies or specific agreements relating thereto (the “Employee Taxes”), the Participant shall, at such time as the value of any Shares or other amounts received pursuant to this Award first becomes includable in the gross income of the Participant for such Employee Taxes or the time that a withholding obligation arises for the Company or any of its Subsidiaries with respect to this Award, as applicable, pay to the Company or its designee, or make arrangements satisfactory to the Committee or its designee regarding payment of, any and all such Employee Taxes required to be withheld with respect to such income and, if applicable, any amounts owed to the Company or its Subsidiaries under its tax equalization or hypothetical tax policies or specific agreements relating thereto.
Regardless of any action the Company or any of its Subsidiaries take with respect to the Employee Taxes, the Participant acknowledges that the ultimate liability for all Employee Taxes is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company and a Subsidiary. The Participant further acknowledges that the Company and its Subsidiaries (i) make no representations or undertakings regarding the treatment of any Employee Taxes in connection with any aspect of this Award, including, but not limited to, the grant or vesting of the Restricted Shares, the release of the restrictions to which the Restricted Shares are subject, any waiver of the forfeiture provisions applicable to the Restricted Shares, the subsequent sale of any Shares acquired pursuant to this Award, and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Award to reduce or eliminate the Participant’s liability for Employee Taxes or achieve any particular tax result.
Subject in each case to approval by the Committee or its designee and Section 6 hereof as well as compliance with all applicable law, the Participant may elect to have any withholding obligation of the Company or any Subsidiary satisfied, in whole or in part, by (i) selling to the Trust a number of Shares that would otherwise be released from the restrictions on a Vesting Date, such number of Shares having an aggregate Fair Market Value (as of the date the Shares are sold) equal to the statutory prescribed amount of the withholding due or other applicable withholding amount as determined by the Company, (ii) authorizing the Company’s designee to sell a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the statutory prescribed amount of the withholding due or other applicable withholding amount as determined by the Company, and/or (iii) paying to the Company or a Subsidiary the amount of Employee Taxes in cash, check or other cash equivalent. In the absence of any election by the Participant, any withholding obligation for Employee Taxes shall be satisfied pursuant to clause (i) of the immediately preceding sentence.
The Company may refuse to release the Restricted Shares from the forfeiture restrictions if the Participant fails to comply with the obligations in connection with Employee Taxes.
11.    Return of Proceeds. If (i) the Participant engages in an activity that competes with the business of the Company or any of its Subsidiaries within one (1) year after (A) the Participant’s voluntarily resignation or Retirement from his or her position as an Employee, or (B) his or her status as an Employee was terminated by the Company or a Subsidiary for Cause (as defined in Section 5(e) hereof) (either event constituting a “Termination” for purposes of this Section 11), and

(ii) Restricted Shares held by the Participant had vested within one (1) year of the date of Termination; then the Participant shall remit to the Company, or its designee, within five (5) business days of receipt of written demand therefor, an amount in good funds equal to the Fair Market Value of such Shares computed as of the Vesting Date of such Shares.
12.    Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon lapse of the forfeiture restrictions applicable to the Restricted Shares prior to (i) the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or (ii) obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Participant agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Participant’s consent to the extent that the Company deems it to be necessary or advisable to comply with securities or other laws applicable to issuance of Shares pursuant to this Agreement.
13.    Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Award materials by and among, as applicable, the Participant’s employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company and the Participant’s employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
The Participant understands that Data will be transferred to Merrill Lynch and Computershare or such other stock plan service providers as may be selected by the Company in the future, which are assisting the Company with the implementation, administration and management of the Plan. In addition, Data may be transferred to the trustee of the Trust established in connection with the Plan. The Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. If the Participant resides outside the United States, the Participant understands that the Participant may request a list with the names and addresses of any potential recipients of Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company, Merrill Lynch, Computershare and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. If the Participant resides outside the United States, the Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Company and its Subsidiaries will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant Restricted Shares or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
14.    Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
15.    Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will take precedence.
16.    Notices. Notices delivered under this Agreement shall be delivered to the Company at its principal office (Attention: General Counsel and Secretary), and to the Participant at such address as the Participant shall designate in writing to the Company.
17.    Binding Effect and Interpretation. This Agreement shall be binding upon and inure to the benefit of any successors to the Company or to the Participant. In the event of conflict between this Agreement and the Plan, the terms of the Plan shall control. All undefined capitalized terms used herein shall have the meaning assigned to them in the Plan. The Board or the Committee shall have the authority to construe the terms of this Agreement, and such determinations shall be final and binding on the Participant and the Company and its Subsidiaries. The Participant may obtain a copy of the Plan on the Merrill Lynch Benefits Online® website or by contacting the Corporate Compensation Department in Houston.
18.    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
19.    Governing Law. This Agreement and all actions hereunder shall be governed by and construed in accordance with the laws of England and Wales, without regard to conflict of laws principles thereof.

20.    Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other Participant.
21.    Appendix. Notwithstanding any provisions in this Agreement, this Award shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with the laws of the country where the Participant resides or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.
22.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on participation in the Plan, on this Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with the laws of the country where the Participant resides or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.